Exhibit 99.1
Porch Group Reports Second Quarter 2026 Results
Insurance Services Revenue Growth of 38% YoY; Reciprocal Policies Written3 Growth of 38% YoY

SEATTLE, July 29, 2026 (BUSINESS WIRE) – Porch Group, Inc. (“Porch,” “the Company,” “we,” “our,” “us”) (NASDAQ: PRCH), a new kind of homeowners insurance company, today reported second quarter results through June 30, 2026, that exceeded our expectations. As a result, the Company raised guidance for the remainder of the year.
CEO Summary
“Q2 was a strong quarter and another clear proof point that the model is working. We exceeded expectations, grew Adjusted EBITDA (Excluding Reciprocal)1 meaningfully, delivered positive net income attributable to Porch, and are raising guidance2 across the board. Insurance Services continues to run ahead of schedule, with Reciprocal Written Premium3 scaling, total Reciprocal Policies Written3 up 38% year-over-year, and strong earnings flow-through from premium into Adjusted EBITDA (Excluding Reciprocal)1. With strong capacity, expanding top-of-funnel activity, and rapid policy growth, we believe Porch is increasingly positioned for sustained profitability, a stronger balance sheet profile, and disciplined premium growth over time,” said Matt Ehrlichman, Chief Executive Officer, Chairman and Founder.
Second Quarter 2026 Key Financial Highlights
•Consolidated revenue was $140.9 million, up 12% YoY. Porch-Owned Segments Revenue (Excluding Reciprocal)1, representing the revenue contributions across the Porch-owned businesses, was $131.8 million, up 23% YoY, led by Insurance Services revenue of $92.9 million, up 38% YoY.
•Net income attributable to Porch was $5.6 million.
•Adjusted EBITDA (Excluding Reciprocal)1 of $39.1 million grew 150% YoY, largely driven by $139.8 million of Reciprocal Written Premium (“RWP”).
•Consolidated gross profit was $87.6 million. Porch-Owned Segments Gross Profit (Excluding Reciprocal)1, representing the gross profit contributions across the Porch-owned businesses, grew 25% YoY to $111.6 million.

Second Quarter 2026 Operational Highlights
•Top-of-funnel expansion continued, with Q2 2026 producing agency branch locations rising 148% from Q2 2025 and quote volumes rising 87% from Q2 2025.
•Conversion remained well above prior-year levels, helping drive 206% YoY growth in Q2 2026 RWP3 from new customers, with momentum increasing exiting the quarter.
•Reciprocal Policies Written3 grew 38% YoY, an acceleration in the rate of year-over-year growth relative to Q1 2026 (33% year-over-year).
•Capacity continued to build: statutory surplus at the Porch Reciprocal Exchange (the “Reciprocal”) ended Q2 2026 at $169.9 million, up 33% versus Q2 2025 and up 3% versus Q1 2026. Surplus combined with non-admitted assets ended at $376.5 million, supporting our ability to scale premiums long into the future while maintaining a healthy Reciprocal.

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1 Adjusted EBITDA (Excluding Reciprocal), Porch-Owned Segments Revenue (Excluding Reciprocal), and Porch-Owned Segments Gross Profit (Excluding Reciprocal) are non-GAAP measures. The measures previously defined as “Adjusted EBITDA (Loss),” “Porch Shareholder Interest Revenue,” and “Porch Shareholder Interest Gross Profit” have been renamed to “Adjusted EBITDA (Excluding Reciprocal),” “Porch-Owned Segments Revenue (Excluding Reciprocal)” and “Porch-Owned Segments Gross Profit (Excluding Reciprocal),” respectively, to more clearly reflect their composition. See Non-GAAP Financial Measures section.
2 Porch provides guidance and targets for future periods based on current market conditions, assumptions, and expectations as of the date of this release. Actual results may vary due to a number of factors, and there is no guarantee that the Company will be able to achieve these results.
³ See Key Performance Measures and Operating Metrics section for definitions of metrics.

The following table presents the Company’s unaudited segment operating results for the current quarter.

Unaudited		Three Months Ended June 30, 2026
(dollar amounts in thousands)		Insurance Services	Software & Data	Consumer Services	Reciprocal
Revenue	(a)	$92,925	$23,087	$18,130	$59,624
Cost of revenue		11,736	5,663	2,849	36,927
Gross Profit		81,189	17,424	15,281	22,697
Gross Margin		87%	75%	84%	38%

Operating expenses:
Selling and marketing	(b)	37,481	8,567	10,150	9,757
Product and technology		1,364	5,177	689	3,038
General and administrative	(c)	4,278	2,024	8,117	27,316
Interest expense on intercompany surplus notes					3,527
Other expense (income)	(d)	(5,024)	(1)	(106)	(13,390)
Income (loss) before income taxes					(7,551)
Income tax expense					1,281
Net income (loss)					$(8,832)
Add back:
Depreciation and amortization		(101)	(2,554)	(6,278)
Stock-based compensation costs		(1,141)	(999)	(670)
Interest expense		—	—	1
Mark-to-market gains		—	—	26
Other gains and losses		(67)	—	105
Adjusted EBITDA	(e)	44,399	5,210	3,247
Adjusted EBITDA Margin	(e)	48%	23%	18%
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(a)Includes $2.3 million of intercompany revenue between Insurance Services, Software & Data, and Consumer Services and $50.6 million of intercompany revenue between Insurance Services and the Reciprocal.
(b)Includes $2.3 million of intercompany selling and marketing expense between Insurance Services, Software & Data, and Consumer Services and $22.8 million of intercompany selling and marketing expense between Insurance Services and the Reciprocal.
(c)Includes $23.9 million of intercompany general and administrative expense between Insurance Services, Software & Data, Consumer Services, and corporate functions (collectively) and the Reciprocal.
(d)Reciprocal segment includes a $10.9 million gain on sale of shares of Porch common stock that is eliminated in consolidation. See Balance Sheet Information section for more information about this transaction.
(e)Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP measures. See Non-GAAP Financial Measures section.
The following table reconciles segment Adjusted EBITDA to Adjusted EBITDA (Excluding Reciprocal).

Unaudited		Three Months Ended June 30, 2026
Insurance Services Adjusted EBITDA		$44,399
Software & Data Adjusted EBITDA		5,210
Consumer Services Adjusted EBITDA		3,247

Corporate general and administrative expenses (excluding depreciation, amortization, impairments, stock-based compensation expense, restructuring & other costs, and acquisition & other transaction costs)	(a)	$(9,579)
Corporate product and technology expenses (excluding depreciation, amortization, and stock-based compensation expense)	(b)	(4,012)
Corporate selling and marketing expenses (excluding stock-based compensation expense)	(c)	(410)
Corporate interest income		229
Other corporate income (expense), net		—
Corporate unallocated items		$(13,772)

Adjusted EBITDA (Excluding Reciprocal)	(d)	$39,084
Net income attributable to Porch		$5,603
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(a)Excludes $0.5 million of depreciation and amortization, $4.6 million of stock-based compensation costs, and $3.1 million of other items that are omitted from Adjusted EBITDA (Excluding Reciprocal).
(b)Excludes less than $0.1 million of depreciation and amortization and $0.4 million of stock-based compensation costs.
(c)Excludes $0.1 million of stock-based compensation costs.
(d)Adjusted EBITDA (Excluding Reciprocal) is a non-GAAP measure. See Non-GAAP Financial Measures section.

The following table presents the Company’s unaudited segment operating results for the same quarter of the prior year.

Unaudited		Three Months Ended June 30, 2025
(dollar amounts in thousands)		Insurance Services	Software & Data	Consumer Services	Reciprocal
Revenue	(a)	$67,390	$24,013	$17,650	$55,409
Cost of revenue		9,526	5,846	2,414	23,896
Gross Profit		57,864	18,167	15,236	31,513
Gross Margin		86%	76%	86%	57%

Operating expenses:
Selling and marketing	(b)	37,025	9,226	10,465	3,635
Product and technology		2,539	4,625	1,067	558
General and administrative	(c)	5,313	2,622	3,089	19,854
Interest expense on intercompany surplus notes					3,890
Other expense (income)		(5,453)	(10)	(110)	(2,191)
Income (loss) before income taxes					5,767
Income tax expense					99
Net income (loss)					$5,668
Add back:
Depreciation and amortization		(85)	(2,951)	(840)
Stock-based compensation costs		(1,039)	(897)	(437)
Interest expense		—	—	1
Mark-to-market gains		—	—	—
Other gains and losses		(93)	10	44
Adjusted EBITDA	(d)	$19,657	$5,542	$1,957
Adjusted EBITDA Margin	(d)	29%	23%	11%
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(a)Includes $2.0 million of intercompany revenue between Insurance Services, Software & Data, and Consumer Services and $36.4 million of intercompany revenue between these segments and the Reciprocal.
(b)Includes $2.0 million of intercompany selling and marketing expense between Insurance Services, Software & Data, and Consumer Services and $25.1 million of intercompany selling and marketing expense between Insurance Services and the Reciprocal.
(c)Includes $13.0 million of intercompany general and administrative expense between Insurance Services and the Reciprocal.
(d)Adjusted EBITDA is a non-GAAP measure. See Non-GAAP Financial Measures section.
The following table reconciles segment Adjusted EBITDA to Adjusted EBITDA (Excluding Reciprocal).

Unaudited		Three Months Ended June 30, 2025
Insurance Services Adjusted EBITDA		$19,657
Software & Data Adjusted EBITDA		5,542
Consumer Services Adjusted EBITDA		1,957

Corporate general and administrative expenses (excluding depreciation, amortization, impairments, stock-based compensation expense, restructuring & other costs, and acquisition & other transaction costs)	(a)	$(7,745)
Corporate product and technology expenses (excluding depreciation, amortization, and stock-based compensation expense)	(b)	(3,740)
Corporate selling and marketing expenses (excluding stock-based compensation expense)	(c)	(320)
Corporate interest income		279
Other corporate income (expense), net		—
Corporate unallocated items		$(11,526)

Adjusted EBITDA (Excluding Reciprocal)	(d)	$15,630
Net income attributable to Porch		$2,579
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(a)Excludes $0.5 million of depreciation and amortization, $5.1 million of stock-based compensation costs, and ($0.3) million of other items that are omitted from Adjusted EBITDA (Excluding Reciprocal).
(b)Excludes $0.1 million of depreciation and amortization and $0.5 million of stock-based compensation costs.
(c)Excludes $0.1 million of stock-based compensation costs.
(d)Adjusted EBITDA (Excluding Reciprocal) is a non-GAAP measure. See Non-GAAP Financial Measures section.

The following table presents the Company’s key performance measures and operating metrics. Definitions are on page 12 of this release.

Unaudited		Three Months Ended June 30,
(dollars in millions unless otherwise indicated)		2026	2025	Change	% Change
Insurance Services & Reciprocal
Reciprocal Written Premium ("RWP")		$139.8	$120.7	$19.1	16%
Insurance Service Gross Profit as % of RWP		58%	48%
Insurance Services Adjusted EBITDA % of RWP	(a)	32%	16%
Reciprocal Policies Written (in thousands)		58.7	42.5	16.2	38%
RWP per Policy Written (unrounded)		$2,383	$2,843	$(460)	(16)%

Software & Data
Average Number of Companies (in thousands)		18.7	24.2	(5.4)	(22)%
Annualized Average Revenue per Company (unrounded)		$4,926	$3,974	$952	24%

Consumer Services
Monetized Services (in thousands)		83.9	87.2	(3.3)	(4)%
Average Revenue per Monetized Service (unrounded)		$216	$202	$14	7%
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(a)Insurance Services Adjusted EBITDA % of RWP is a non-GAAP measure. See Non-GAAP Financial Measures section.

Porch-Owned Segments Full-Year 2026 Financial Outlook
Financial guidance represents the businesses owned by Porch, and does not include the future expected results of the Reciprocal which is owned by its policyholder-members and not by Porch. Porch-Owned Segments full-year 2026 guidance is as follows:

2026 Porch-Owned Segments(a) Guidance
Financial Measure	Current Guidance Range	YoY Growth Range
Revenue (Excluding Reciprocal)(b)	$506m to $517m	21% to 23%
	Prior: $495m to $507m	Prior: 18% to 21%
Gross Profit (Excluding Reciprocal)(b)	$419m to $429m	22% to 25%
	Prior: $401m to $413m	Prior: 17% to 20%
Adjusted EBITDA (Excluding Reciprocal)(b)	$119m to $125m	55% to 63%
	Prior: $103m to $109m	Prior: 34% to 42%
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(a)Results in this earnings release reference results generated for Porch-Owned Segments, which includes the Insurance Services, Software & Data, and Consumer Services segments. Along with unallocated corporate functions, these are the businesses which Porch owns.
(b)Porch-Owned Segments Revenue (Excluding Reciprocal), Porch-Owned Segments Gross Profit (Excluding Reciprocal), and Adjusted EBITDA (Excluding Reciprocal) are non-GAAP measures.
Porch provides full year 2026 guidance based on current market conditions, assumptions, and expectations as of the date of this release. Actual results may vary due to a number of factors, and there is no guarantee that the Company will be able to achieve these results. Porch is not providing reconciliations of expected Porch-Owned Segments Revenue (Excluding Reciprocal), Porch-Owned Segments Gross Profit (Excluding Reciprocal), or Adjusted EBITDA (Excluding Reciprocal) for future periods to the most directly comparable measures prepared in accordance with GAAP because the Company is unable to provide these reconciliations without unreasonable effort because certain information necessary to calculate such measures on a GAAP basis is unavailable or dependent on the timing of future events outside of the Company’s control.

Balance Sheet Information (unaudited)
The following table provides the components of cash and cash equivalents, restricted cash and cash equivalents, and investments.

Unaudited (in millions)		June 30, 2026	March 31, 2026
Cash and cash equivalents (excluding Reciprocal)		$54.1	$64.2
Short-term investments (excluding Reciprocal)		5.0	4.2
Long-term investments (excluding Reciprocal)	(a)	60.1	57.6
Unrestricted cash, cash equivalents, and investments of Porch		119.2	126.0
Restricted cash and cash equivalents (excluding Reciprocal)		7.6	8.1
All cash, cash equivalents, investments, and restricted cash and cash equivalents of Porch		$126.8	$134.1

Cash and cash equivalents of the Reciprocal		$133.3	$106.5
Short-term investments of the Reciprocal		25.4	9.5
Long-term investments of the Reciprocal	(b)	171.7	171.4
Unrestricted cash, cash equivalents, and investments of the Reciprocal		330.4	287.4
Restricted cash and cash equivalents of the Reciprocal	(c)	0.6	0.6
All cash, cash equivalents, investments, and restricted cash and cash equivalents of the Reciprocal		$331.0	$288.0
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(a)Excludes 2.1 million shares of common stock held by Porch’s wholly owned captive reinsurance business.
(b)Excludes 16.2 million shares of common stock held by the Reciprocal.
(c)See Note 1 in the unaudited Notes to Condensed Consolidated Financial Statements for a description of the nature of restrictions.

At June 30, 2026, the total of cash, cash equivalents, restricted cash and cash equivalents, and investments of Porch-Owned Segments and corporate was $126.8 million. The decrease from March 31, 2026, was primarily driven by the timing of bi-annual cash interest payments and the purchase of 2.1 million shares of Porch common stock from the Reciprocal partially offset by Adjusted EBITDA (Excluding Reciprocal)1 of $39.1 million. Porch also holds $106 million surplus notes from the Reciprocal, which are eliminated in consolidation. The surplus notes bear interest of SOFR +9.75%.
At June 30, 2026, the total of the Reciprocal’s cash, cash equivalents, restricted cash and cash equivalents, and investments was $331.0 million.
As of June 30, 2026, outstanding principal for convertible debt was $475.1 million. This includes $134.0 million of 9.00% Convertible Senior Unsecured Notes due May 2030 (the “2030 Notes”), $333.3 million of 6.75% Convertible Senior Secured Notes due October 2028 (the “2028 Notes”), and $7.8 million of 0.75% Convertible Senior Unsecured Notes due September 2026 (the “2026 Notes”). Management expects to settle the 2026 Notes at maturity on September 15, 2026.
In June 2026, the Reciprocal sold approximately 2.1 million shares of Porch common stock to Porch’s wholly owned captive reinsurance business for an aggregate cash purchase price of approximately $15 million, representing a price per share of $7.17, which was the Nasdaq closing price on March 31, 2026, the date the parties received the requisite corporate approvals for the transaction subject to the receipt of regulatory approvals. The Reciprocal still holds approximately 16.2 million shares of Porch common stock, providing continued upside potential should the share price appreciate.

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1 Adjusted EBITDA (Excluding Reciprocal) is a non-GAAP measure. See Non-GAAP Financial Measures section.

Conference Call
Porch management will host a conference call today July 29, 2026, at 5:00 p.m. Eastern time (2:00 p.m. Pacific time). The call will be accompanied by a slide presentation available on the Investor Relations section of the Company’s website at ir.porchgroup.com. A question-and-answer session will follow management’s prepared remarks.
All are invited to listen to the event by registering for the webinar, a replay of the webinar will also be available. See the Investor Relations section of Porch’s corporate website at ir.porchgroup.com.
About Porch Group
Porch Group, Inc. (“Porch”) is a new kind of homeowners insurance company. Porch's strategy to win in homeowners insurance is to deploy leading vertical software solutions in select home-related industries, provide the best services for homebuyers including important moving services, leverage unique data for advantaged underwriting, and provide more protection for policyholders.

To learn more about Porch, visit ir.porchgroup.com.
Investor Relations Contact
IR@porch.com

Forward-Looking Statements
Certain statements in this release are considered forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and assumptions of management. Although we believe that our plans, intentions, and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions, or expectations. Forward-looking statements are inherently subject to risks, uncertainties, and assumptions. Generally, statements that are not historical facts, including statements concerning our financial outlook and guidance, possible or assumed future actions, business strategies, events, or results of operations, are forward-looking statements. These statements may be preceded by, followed by, or include the words “believe,” “estimate,” “expect,” “project,” “forecast,” “may,” “will,” “should,” “seek,” “plan,” “scheduled,” “anticipate,” “intend,” or similar expressions.
Forward-looking statements are not guarantees of performance. You should not put undue reliance on these statements which speak only as of the date hereof. You should understand that the following important factors, among others, could affect our future results and could cause those results or other outcomes to differ materially from those expressed or implied in our forward-looking statements:
•expansion plans and opportunities, and managing growth, to build a consumer brand;
•the incidence, frequency, and severity of weather events, extensive wildfires, and other catastrophes;
•economic conditions, especially those affecting the housing, insurance, and financial markets;
•expectations regarding revenue, cost of revenue, operating expenses, and the ability to achieve and maintain future profitability;
•existing and developing federal and state laws and regulations, including with respect to insurance, warranty, privacy, information security, data protection, and taxation, and management’s interpretation of and compliance with such laws and regulations;
•the structure, availability, and performance of Porch Reciprocal Exchange (the “Reciprocal”)’s and Homeowners of America (“HOA”)’s reinsurance programs to protect against loss and maintain their financial stability ratings and a healthy surplus, the success of which are dependent on a number of factors outside management’s control;
•the possibility that a decline in our share price would result in a negative impact to the Reciprocal’s surplus position and may require further financial support to enable the Reciprocal to meet applicable regulatory requirements and maintain financial stability rating;
•the possibility that a decline in our share price would result in a negative impact to our captive reinsurance business' capital and collateral portfolio, and may require further financial support to enable the captive reinsurance business to meet applicable regulatory requirements;
•uncertainties related to regulatory approval of insurance rates, policy forms, insurance products, license applications, acquisitions of businesses, or strategic initiative, and other matters within the purview of insurance regulators (including the discount associated with the shares contributed to HOA that were subsequently transferred to the Reciprocal in connection with the closing of the sale of HOA to the Reciprocal);
•the ability of the Company and its affiliates to successfully operate and manage the Reciprocal and our ability to successfully operate our businesses alongside a reciprocal exchange;
•our ability to implement our plans, forecasts and other expectations with respect to the Reciprocal and to realize expected synergies and/or convert policyholders from our existing insurance carrier business into policyholders of the Reciprocal;
•reliance on strategic, proprietary relationships to provide us with access to personal data and product information, and the ability to use such data and information to increase transaction volume and attract and retain customers;
•the ability to develop new, or enhance existing, products, services, and features and bring them to market in a timely manner;
•the ability to effectively integrate and leverage artificial intelligence and machine learning technologies;
•changes in capital requirements, and the ability to access capital when needed to provide statutory surplus;
•our ability to timely repay our outstanding indebtedness;
•the increased costs and initiatives required to address new legal and regulatory requirements arising from developments related to cybersecurity, privacy, and data governance and the increased costs and initiatives to protect against data breaches, cyber-attacks, virus or malware attacks, or other infiltrations or incidents affecting system integrity, availability, and performance;
•retaining and attracting skilled and experienced employees;
•costs related to being a public company; and

•other risks and uncertainties discussed in Part II, Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the year ended December 31, 2025, and in our subsequent reports filed with the Securities and Exchange Commission (“SEC”), as well as those discussed elsewhere in this earnings release, all of which are available on the SEC’s website at www.sec.gov.
We caution you that the foregoing list may not contain all the risks to forward-looking statements made in this release.
You should not rely upon forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this release primarily on our current expectations and projections about future events and trends we believe may affect our business, financial condition, results of operations and prospects. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties, and other factors, including those described above and elsewhere in this release. We disclaim any obligation to update publicly any forward-looking statements, whether in response to new information, future events, or otherwise, except as required by applicable law.

Non-GAAP Financial Measures
This release includes non-GAAP financial measures, such as Porch-Owned Segments Revenue (Excluding Reciprocal), Porch-Owned Segments Gross Profit (Excluding Reciprocal), Adjusted EBITDA (Excluding Reciprocal), Insurance Services Adjusted EBITDA, Insurance Services Adjusted EBITDA Margin, Insurance Services Adjusted EBITDA % of RWP, Software & Data Adjusted EBITDA, and Consumer Services Adjusted EBITDA.
Our management uses these non-GAAP financial measures as supplemental measures of our operating and financial performance, for internal budgeting and forecasting purposes, to evaluate financial and strategic planning matters, and to establish certain performance goals for incentive programs. We believe that the use of these non-GAAP financial measures provides investors with useful information to evaluate our operating and financial performance and trends and in comparing our financial results with competitors, other similar companies and companies across different industries, many of which present similar non-GAAP financial measures to investors. However, our definitions and methodology in calculating these non-GAAP measures may not be comparable to those used by other companies. In addition, we may modify the presentation of these non-GAAP financial measures in the future, and any such modification may be material.
You should not consider these non-GAAP financial measures in isolation, as a substitute to or superior to financial performance measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude specified income and expenses, some of which may be significant or material, that are required by GAAP to be recorded in our consolidated financial statements. We may also incur future income or expenses similar to those excluded from these non-GAAP financial measures, and the presentation of these measures should not be construed as an inference that future results will be unaffected by unusual or non-recurring items. In addition, these non-GAAP financial measures reflect the exercise of management judgment about which income and expenses are included or excluded in determining these non-GAAP financial measures.
You should review the tables accompanying this release for reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measure. We are not providing reconciliations of non-GAAP financial measures for future periods to the most directly comparable measures prepared in accordance with GAAP. We are unable to provide these reconciliations without unreasonable effort because certain information necessary to calculate such measures on a GAAP basis is unavailable or dependent on the timing of future events outside of our control.

Porch-Owned Segments
We define Porch-Owned Segments as the Insurance Services, Software & Data, and Consumer Services segments. We previously referred to Porch-Owned Segments as “Porch Shareholder Interest.” The measures previously defined as “Porch Shareholder Interest Revenue” and “Porch Shareholder Interest Gross Profit” have been renamed to “Porch-Owned Segments Revenue (Excluding Reciprocal)” and “Porch-Owned Segments Gross Profit (Excluding Reciprocal),” respectively, to more clearly reflect their composition. We believe that presenting Porch-Owned Segments Revenue and Porch-Owned Segments Gross Profit provides useful information to investors by illustrating revenue and gross profit for the businesses that Porch owns and whose financial results accrue to the benefit of Porch Group's stockholders. By contrast, the Reciprocal is owned by its policyholder-members, and its financial results do not accrue to Porch Group's stockholders.
We define Porch-Owned Segments Revenue as the sum of revenue from the Insurance Services, Software & Data, and Consumer Services segments, less any intersegment eliminations. The following table reconciles Porch-Owned Segments Revenue (Excluding Reciprocal) to consolidated revenue (dollar amounts in thousands).

Unaudited	Three Months Ended June 30,
	2026	2025
Consolidated Revenue	$140,882	$126,077
Reciprocal Segment Revenue	(59,624)	(55,409)
Revenue Eliminations Related to Reciprocal Segment	50,554	36,350
Porch-Owned Segments Revenue (Excluding Reciprocal)	$131,812	$107,018
We define Porch-Owned Segments Gross Profit as the sum of gross profit from the Insurance Services, Software & Data, and Consumer Services segments, less any intersegment eliminations. The following table reconciles Porch-Owned Segments Gross Profit (Excluding Reciprocal) to consolidated gross profit (dollar amounts in thousands).

Unaudited	Three Months Ended June 30,
	2026		2025
	Amount	Margin (a)	Amount	Margin (a)
Consolidated Gross Profit	$87,580	62%	$82,655	66%
Reciprocal Segment Gross Profit	(22,697)	(38)%	(31,513)	57%
Gross Profit Eliminations Related to Reciprocal Segment	46,681	92%	38,092	105%
Porch-Owned Segments Gross Profit (Excluding Reciprocal)	$111,564	85%	$89,234	83%
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(a)Gross margin percentages are calculated using the corresponding revenue amounts presented in the preceding revenue reconciliation table.

Adjusted EBITDA (Excluding Reciprocal)

The measure previously defined as “Adjusted EBITDA (Loss)” has been renamed to “Adjusted EBITDA (Excluding Reciprocal)” to more clearly reflect its composition. We define Adjusted EBITDA (Excluding Reciprocal) as net income (loss) adjusted for net income (loss) attributable to the Reciprocal; interest expense; income taxes; depreciation and amortization; gain or loss on extinguishment of debt; other expense; other income; impairments of intangible assets and goodwill; gain or loss on reinsurance contract; impairments of property, equipment, and software; stock-based compensation expense and employer payroll tax related to PRSU vestings; mark-to-market gains or losses recognized on changes in the value of contingent consideration arrangements, unexercised warrants, and derivatives; restructuring and other costs; acquisition and other transaction costs; and non-cash bonus expense.
Beginning in the second quarter of 2026, we revised our definition of Adjusted EBITDA (Excluding Reciprocal) to exclude employer payroll tax expense related to the vesting and settlement of our performance restricted stock units ("PRSUs"). Our PRSUs vest upon the completion of a specified service period and the achievement of distinct multi-year performance goals. The first such vesting and settlement events occurred in 2026. As a result, we incurred employer payroll tax expense related to PRSUs for the first time in 2026, and no comparable expense was present in any prior period. We have historically excluded stock-based compensation expense from Adjusted EBITDA (Excluding Reciprocal), and we believe excluding the associated employer payroll tax expense on PRSUs ongoing is consistent with that treatment. The amount of this expense is driven by the price of our common stock at the time the PRSUs vest and settle and by the episodic timing of those events upon achievement of multi-year performance goals, each of which is subject to unpredictable fluctuations outside of our control. Accordingly, we do not consider this expense to be representative of our core operating results. Because this expense first arose in 2026, no prior-period amounts were recast, and this change had no effect on any prior period presented.
The following table reconciles Net income (loss) to Adjusted EBITDA (Excluding Reciprocal) for the periods presented (dollar amounts in thousands).

Unaudited	Three Months Ended June 30,
	2026	2025
Net income (loss)	$(14,150)	$8,247
Net loss (income) attributable to the Reciprocal	19,753	(5,668)
Net income attributable to Porch	5,603	2,579
Interest expense	14,581	12,026
Income tax benefit	(695)	(1,186)
Depreciation and amortization	9,504	4,461
Gain on extinguishment of debt	—	(34)
Other income, net	(79)	(95)
Stock-based compensation costs	10,733	8,000
Change in fair value of private warrant liability	—	2,878
Change in fair value of derivatives	(860)	(12,853)
Other	297	(146)
Adjusted EBITDA (Excluding Reciprocal)	$39,084	$15,630

Our segment operating and financial performance measures are Gross Profit and Adjusted EBITDA for the Insurance Services, Software & Data, and Consumer Services segments. Adjusted EBITDA for each segment is defined as Gross Profit less the following expenses associated with each segment: selling and marketing, product and technology, and general and administrative. Adjusted EBITDA also excludes non-cash items or items that management does not consider reflective of ongoing core operations, such as depreciation, amortization, and stock-based compensation expense. Adjusted EBITDA Margin is defined as Adjusted EBITDA for the segment divided by the segment’s revenue. Insurance Services Adjusted EBITDA % of RWP is defined as Insurance Services Adjusted EBITDA divided by RWP.
The following table reconciles Gross Profit to Adjusted EBITDA, Gross Margin to Adjusted EBITDA Margin, and Gross Profit as a percentage of RWP to Insurance Services Adjusted EBITDA % of RWP for the Insurance Services segment.

Unaudited	Three Months Ended June 30,
	2026			2025
INSURANCE SERVICES	Amount	Margin	As a % of RWP	Amount	Margin	As a % of RWP
Gross Profit	$81,189	87%	58%	$57,864	86%	48%
Selling and marketing	(37,481)	(40)%	(27)%	(37,025)	(55)%	(31)%
Product and technology	(1,364)	(1)%	(1)%	(2,539)	(4)%	(2)%
General and administrative	(4,278)	(4)%	(3)%	(5,313)	(8)%	(4)%
Other income (expense)	5,024	5%	4%	5,453	8%	4%
Add: Reconciling items:
Depreciation and amortization	101	—%	—%	85	—%	—%
Stock-based compensation costs	1,141	1%	1%	1,039	2%	1%
Other gains and losses	67	—%	—%	93	—%	—%
Adjusted EBITDA	$44,399	48%	32%	$19,657	29%	16%

Revenue	$92,925	100%		$67,390	100%
Reciprocal Written Premium	$139,789		100%	$120,720		100%

The following table reconciles Gross Margin to Adjusted EBITDA Margin for the Software & Data segment.

Unaudited	Three Months Ended June 30,
SOFTWARE & DATA	2026	2025
Gross Margin	75%	76%
Selling and marketing	(37)%	(38)%
Product and technology	(22)%	(19)%
General and administrative	(9)%	(11)%
Other income (expense)	—%	—%
Add: Reconciling items:
Depreciation and amortization	11%	12%
Stock-based compensation costs	5%	3%
Interest expense	—%	—%
Other gains and losses	—%	—%
Adjusted EBITDA Margin	23%	23%

Revenue	100%	100%

The following table reconciles Gross Margin to Adjusted EBITDA Margin for the Consumer Services segment.

Unaudited	Three Months Ended June 30,
CONSUMER SERVICES	2026	2025
Gross Margin	84%	86%
Selling and marketing	(56)%	(59)%
Product and technology	(4)%	(6)%
General and administrative	(45)%	(18)%
Other income (expense)	1%	1%
Add: Reconciling items:
Depreciation and amortization	35%	5%
Stock-based compensation costs	4%	2%
Interest expense	—%	—%
Other gains and losses	(1)%	—%
Adjusted EBITDA Margin	18%	11%

Revenue	100%	100%

Key Performance Measures and Operating Metrics
In the management of these businesses, we identify, measure and evaluate various operating metrics. The key performance measures and operating metrics used in managing the businesses are discussed below. These key performance measures and operating metrics are not prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) and may not be comparable to or calculated in the same way as other similarly titled measures and metrics used by other companies.
Insurance Services & Reciprocal Segments
Reciprocal Written Premium (“RWP”) — We define RWP as the total premium written by the Reciprocal for the face value of one year’s premium gross of cancellations, plus surplus contributions and policy fees, and before deductions for reinsurance in the period. RWP excludes the impact of cancellations and premiums ceded to reinsurers and includes surplus contributions and policy fees, and, therefore, should not be used as a substitute for revenue. We use RWP to manage the business because we believe it represents the business volume generated by associated customer acquisition activities and is reflective of the competitive market position when evaluated on a per written policy basis and is a key driver of both Porch and the Reciprocal’s growth and profit opportunities.
Reciprocal Policies Written — We define Reciprocal Policies Written as the number of new and renewal insurance policies written during the period by the Reciprocal Segment.
RWP per Policy Written — We define RWP per Policy Written as the RWP in the period, which is reflective of the total amount a policyholder is expected to pay, divided by the Reciprocal Policies Written in the period.
Software & Data
Average Number of Companies — We define Average Number of Companies as the average number of companies during the period across all of our Software & Data segment. This only includes the number of companies in our Software & Data segment.
Annualized Average Revenue per Company — We define Annualized Average Revenue per Company as the revenue generated across the Software & Data segment in the period over the Average Number of Companies in the period, which is then annualized (for example, for a given quarter, multiplied by 4).
Consumer Services
Monetized Services — We define Monetized Services as the total number of services from which we generated revenue, including, but not limited to, new and renewing warranty policies, completed moving jobs, sold security, TV/Internet or other home projects, measured over the period. This only includes services from Consumer Services segment and does not include insurance policies sold.
Average Revenue per Monetized Service — We define Average Revenue per Monetized Service as total Consumer Services segment revenue generated in the period over the number of Monetized Services.

PORCH GROUP, INC.
Condensed Consolidated Balance Sheets (Unaudited)
(all numbers in thousands)

		June 30, 2026	December 31, 2025
Assets
Current assets
Cash and cash equivalents		$54,140	$44,676
Accounts receivable, net		14,177	11,307
Short-term investments		5,031	12,616
Prepaid expenses		4,827	6,440
Restricted cash and cash equivalents		7,562	8,503
Other current assets		7,744	4,666
Total current assets		93,481	88,208
Property, equipment, and software, net		29,933	27,607
Goodwill		191,907	191,907
Long-term investments		60,091	55,412
Intangible assets, net		21,688	30,492
Other assets		7,252	6,541
Assets of Reciprocal:	(1)
Cash and cash equivalents, including restricted		133,902	115,932
Accounts receivable, net		11,419	9,054
Short-term investments		25,386	7,664
Reinsurance balance due		7,899	37,653
Prepaid expenses and other current assets		6,137	3,945
Deferred policy acquisition costs		36,730	26,707
Intangible assets, net		21,394	23,319
Long-term investments		171,702	172,978
Other assets		71	4
Total assets		$818,992	$797,423
____________________________________
(1)Porch Reciprocal Exchange (the “Reciprocal”) is a consolidated variable interest entity not owned by Porch Group, Inc.

PORCH GROUP, INC.
Condensed Consolidated Balance Sheets (Unaudited) - Continued
(all numbers in thousands)

		June 30, 2026	December 31, 2025
Liabilities, Redeemable Noncontrolling Interest, and Stockholders' Equity
Current liabilities
Accounts payable		$2,602	$4,046
Accrued expenses and other current liabilities		39,064	38,877
Deferred revenue		4,261	4,552
Refundable customer deposits		10,854	12,535
Current debt		7,792	7,772
Total current liabilities		64,573	67,782
Long-term debt		397,491	385,060
Other liabilities		11,435	14,987
Liabilities of Reciprocal:	(1)
Accounts payable and other current liabilities		5,366	13,838
Deferred revenue		227,234	219,559
Losses and loss adjustment expense reserves		61,108	49,159
Other insurance liabilities, current		31,555	23,834
Other liabilities		854	818
Total liabilities		799,616	775,037

Redeemable noncontrolling interest related to the Reciprocal		10	—
Stockholders' equity
Common stock, $0.0001 par value per share		11	11
Additional paid-in capital		638,558	622,996
Accumulated other comprehensive income (loss)		(525)	642
Accumulated deficit		(649,889)	(648,268)
Porch stockholders' deficit		(11,845)	(24,619)
Noncontrolling interest related to the Reciprocal		31,211	47,005
Total stockholders' equity		19,366	22,386

Total liabilities, redeemable noncontrolling interest, and stockholders' equity		$818,992	$797,423
______________________________________
(1)The Reciprocal is a consolidated variable interest entity not owned by Porch Group, Inc.

PORCH GROUP, INC.
Condensed Consolidated Statements of Operations (Unaudited)
(all numbers in thousands except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenue	$140,882	$126,077	$262,005	$230,822
Cost of revenue	53,302	43,422	83,577	82,719
Gross profit	87,580	82,655	178,428	148,103
Operating expenses:
Selling and marketing	41,332	33,640	81,396	63,156
Product and technology	14,676	13,076	27,707	26,277
General and administrative	35,685	30,890	61,623	54,887
Total operating expenses	91,693	77,606	170,726	144,320
Operating income (loss)	(4,113)	5,049	7,702	3,783
Other income (expense):
Interest expense	(14,775)	(12,056)	(29,381)	(23,302)
Change in fair value of private warrant liability	—	(2,878)	—	(3,610)
Change in fair value of derivatives	860	12,853	2,627	19,526
Gain on extinguishment of debt	—	34	—	34
Investment income and realized gains and losses, net of investment expenses	3,151	2,665	6,549	5,475
Other income, net	1,312	1,493	2,679	9,893
Total other income (expense)	(9,452)	2,111	(17,526)	8,016
Income (loss) before income taxes	(13,565)	7,160	(9,824)	11,799
Income tax benefit (expense)	(585)	1,087	(2,390)	184
Net income (loss)	(14,150)	8,247	$(12,214)	$11,983
Less: Net income (loss) attributable to the Reciprocal	(19,753)	5,668	(13,104)	1,009
Net income attributable to Porch	$5,603	$2,579	890	10,974

Earnings Per Share - Basic
Net income attributable to Porch per share - basic	$0.05	$0.03	$0.01	$0.11
Weighted average shares outstanding used to compute net income attributable to Porch per share - basic	111,087	103,160	108,594	102,435

Earnings Per Share - Diluted
Net income attributable to Porch per share - diluted	$0.05	$—	$0.01	$0.10
Weighted average shares outstanding used to compute net income attributable to Porch per share - diluted	120,741	131,679	116,888	114,741

PORCH GROUP, INC.
Cash Flow Information (Unaudited)
(all numbers in thousands)
The following tables provide certain details of cash flows of Porch and cash flows of the Reciprocal Segment for the three months ended June 30, 2026 and 2025.

	Three Months Ended June 30, 2026		Three Months Ended June 30, 2025
Three Months Ended June 30, 2026	Consolidated	Reciprocal Segment	Consolidated	Reciprocal Segment
Net cash provided by (used in) operating activities	$41,267	$28,563	$35,569	$20,679

Cash flows from investing activities:
Purchases of property and equipment and capitalized software development costs	(5,137)	—	(3,681)	—
Maturities, sales, (purchases) of investments, net	(20,188)	(16,761)	(2,220)	(179)
Proceeds from sale of Porch common stock	—	15,000	—	—
Net cash provided by (used in) investing activities	(25,325)	(1,761)	(5,901)	(179)

Cash flows from financing activities:
Proceeds from debt issuance	—	—	51,000	—
Repayments of principal	—	—	(55,708)	—
Other financing activities	306	6	(3,074)	—
Net cash provided by (used in) financing activities	306	6	(7,782)	—

Net change in cash and cash equivalents & restricted cash and cash equivalents	16,248	26,808	21,886	20,500
Cash and cash equivalents & restricted cash and cash equivalents, beginning of period	179,356	107,094	166,007	82,895
Cash and cash equivalents & restricted cash and cash equivalents, end of period	$195,604	$133,902	$187,893	$103,395